FORM 11-K




(Mark One)
  [X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended      1999
                          -------------------
                                      OR
  [ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                        to
                               ----------------------     -----------------
Commission file number      1-10254
                      --------------------




            TOTAL SYSTEM SERVICES, INC. DIRECTOR STOCK PURCHASE PLAN



                           TOTAL SYSTEM SERVICES, INC.
                                1200 FIRST AVENUE
                             COLUMBUS, GEORGIA 31901
                                 (706) 649-2204












                                  Exhibit 99.2

                           TOTAL SYSTEM SERVICES, INC.
                          DIRECTOR STOCK PURCHASE PLAN

                              Financial Statements

                        December 31, 1999, 1998, and 1997

                   (With Independent Auditors' Report Thereon)

                          Independent Auditors' Report

The Plan Administrator
Total System Services, Inc. Director
    Stock Purchase Plan:


We have audited the accompanying statements of financial condition of the Total System Services, Inc. Director Stock Purchase Plan as of December 31, 1999 and 1998, and the related statements of operations and changes in plan equity for each of the years in the three-year period ended December 31, 1999. These financial statements are the responsibility of the Plan's administrator. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial condition of the Total System Services, Inc. Director Stock Purchase Plan as of December 31, 1999 and 1998, and the results of its operations and changes in its plan equity for each of the years in the three-year period ended December 31, 1999 in conformity with generally accepted accounting principles.




Atlanta, Georgia
March 31, 2000



                           TOTAL SYSTEM SERVICES, INC.
                          DIRECTOR STOCK PURCHASE PLAN

                        Statements of Financial Condition
                           December 31, 1999 and 1998

                                    Assets                                              1999               1998
                                                                                   ----------------   ---------------

Common stock of Total System Services, Inc. at market value -
     122,465 shares (cost $474,192) in 1999 and
     139,116 shares (cost $487,160) in 1998                                     $    1,997,710         3,269,225
Dividends receivable                                                                     1,225             1,391
                                                                                   ----------------   ---------------
                                                                                $    1,998,935         3,270,616
                                                                                   ================   ===============
                                  Plan Equity

Plan equity (13 and 11 participants at December 31, 1999 and
     1998, respectively)                                                        $    1,998,935         3,270,616
                                                                                   ================   ===============

See accompanying notes to financial statements.



                                       2





                           TOTAL SYSTEM SERVICES, INC.
                          DIRECTOR STOCK PURCHASE PLAN

               Statements of Operations and Changes in Plan Equity

                  Years ended December 31, 1999, 1998, and 1997

                                                                    1999                  1998                  1997
                                                              ------------------    ------------------    ------------------
Dividend income                                            $          5,428                 5,019                 4,355
Realized gain on distributions to participants
     (notes 2 and 4)                                                277,688               356,245                    --
Unrealized appreciation (depreciation) in
     common stock of Total System Services, Inc.
     (note 3)                                                    (1,258,547)              710,468              (217,211)
Contributions (notes 1 and 2):
     Participants                                                    38,333                35,333                29,334
     Total System Services, Inc.                                     19,167                17,667                14,667
                                                              ------------------    ------------------    ------------------
                                                                   (917,931)            1,124,732              (168,855)
Withdrawals by participants - common stock of
     Total System Services, Inc. at market value
        (20,000 shares in 1999, 19,366 shares in
        1998, and -0- shares in 1997) - (notes 2 and 4)            (353,750)             (420,001)                   --
                                                              ------------------    ------------------    ------------------
                 Increase (decrease) in Plan equity
                    for the year                                 (1,271,681)              704,731              (168,855)
Plan equity at beginning of year                                  3,270,616             2,565,885             2,734,740
                                                              ------------------    ------------------    ------------------
Plan equity at end of year                                 $      1,998,935             3,270,616             2,565,885
                                                              ==================    ==================    ==================
See accompanying notes to financial statements.


                           TOTAL SYSTEM SERVICES, INC.
                          DIRECTOR STOCK PURCHASE PLAN

                          Notes to Financial Statements

                        December 31, 1999, 1998, and 1997





(1)    Description of the Plan

       The Total System Services, Inc. Director Stock Purchase Plan (Plan) was implemented as of October 15, 1987. The Plan is designed to enable participating Total System Services, Inc. (TSYS) directors to purchase shares of common stock of TSYS at prevailing market prices from contributions made by them and TSYS.

       Synovus Service Corp. serves as the Plan administrator. State Street Bank and Trust Company serves as the Plan agent, hereafter referred to as "Agent."

       Any person who currently serves or in the future is elected to serve as a member, advisory member, or emeritus member of the Board of Directors of TSYS is eligible to participate in the Plan. Cash contributions by a participant cannot exceed $1,000 per calendar quarter. Contributions to the Plan are to be made by TSYS in an amount equal to one-half of each participant's contribution. Participants are immediately vested in their contributions and TSYS' matching contributions.

       The Plan provides, among other things, that all expenses of the Plan and its administration shall be paid by TSYS with the exception of brokers' fees, commissions, postage and transaction costs which are included in the cost of each participant's investment in common stock of TSYS.

       The Plan provides that upon withdrawal from the Plan, each participant may elect to receive the shares of TSYS common stock held on his behalf by the Agent, together with a check for any fractional share interest and any remaining cash balance.

       TSYS expects to maintain the Plan indefinitely, but reserves the right to terminate or amend the Plan at any time, provided, however, that no termination or amendment shall affect or diminish any participant's right to the benefit of contributions made by him or TSYS prior to the date of such amendment or termination.

       On April 16, 1998, the TSYS Board of Directors approved a three-for-two stock split which was effected on May 8, 1998 in the form of a 50% stock dividend to shareholders of record as of April 27, 1998.

       All share and per share data for all periods presented in the accompanying financial statements and related notes has been restated to reflect the additional shares resulting from these stock splits.


(2)    Summary of Accounting Policies

       The investment in common stock of TSYS is stated at market value. The 1999 and 1998 market values are based on the closing price at year-end. The December 31, 1999 and 1998 market values were $16.31 and $23.50 per share, respectively.

                                       4                           (Continued)

                           TOTAL SYSTEM SERVICES, INC.
                          DIRECTOR STOCK PURCHASE PLAN

                          Notes to Financial Statements

                        December 31, 1999, 1998, and 1997

       The realized gain on distributions to participants is determined by computing the difference between the average cost per common stock share and the market value per share at the date of distribution to the participants.

       Contributions by TSYS and participating directors, as well as withdrawals, are accounted for on the accrual basis.

       Dividend income is accrued on the date of record.

       The Plan is not qualified under Sections 401(a) or 501(a) of the Internal Revenue Code of 1986, as amended. The Plan does not provide for income taxes because any income is taxable to the participants. Participants in the Plan must treat as compensation income their pro rata share of contributions made to the Plan by TSYS. Cash dividends paid on common stock of TSYS purchased under the Plan will be taxable to the participants on a pro rata basis for Federal and state income tax purposes during the year any such dividend is received by the participant or the Plan. Upon disposition of the common stock of TSYS purchased under the Plan, participants must treat any gain or loss as long-term or short-term capital gain or loss depending upon when such disposition occurs.

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.


(3)    Unrealized Appreciation (Depreciation) in Common Stock of TSYS

       Changes in unrealized appreciation (depreciation) in common stock of TSYS are as follows:


                                                                 1999              1998             1997
                                                            ---------------    --------------   -------------

           Unrealized appreciation at end of year       $        1,523,518         2,782,065    2,071,597
           Unrealized appreciation at beginning
              of year                                            2,782,065         2,071,597    2,288,808
                                                            ---------------    --------------   -------------

           Unrealized appreciation (depreciation)
              for the year                              $      (1,258,547)           710,468    (217,211)
                                                            ===============    ==============   =============


                                       5                             (Continued)

                           TOTAL SYSTEM SERVICES, INC.
                          DIRECTOR STOCK PURCHASE PLAN

                          Notes to Financial Statements

                        December 31, 1999, 1998, and 1997


(4)    Realized Gain on Withdrawal Distributions to Participants

       The gain realized on withdrawal distributions to participants is summarized as follows:


                                                                  1999             1998
                                                              --------------   -------------

      Market value at dates of distribution
         or redemption of common stock of TSYS             $        353,750         420,001
      Less cost (computed on an average cost basis)
      of shares of common stock of
         TSYS distributed or redeemed                                76,062          63,756
                                                              --------------   -------------

                 Total realized gain                       $        277,688         356,245
                                                              ==============   =============

       There were no distributions to participants during 1997.